Exhibit (g)2

MUTUAL FUND CUSTODY AND

SERVICES AGREEMENT

MUTUAL FUND CUSTODY AND

SERVICES AGREEMENT

This AGREEMENT, effective as of the 26th day of May, 2004, and is between NORTHWESTERN MUTUAL SERIES FUND, INC., (the “Fund”) a corporation organized under the laws of the State of Maryland and registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, having its principal office and place of business at 720 E. Wisconsin Avenue, Milwaukee, WI 53202, and MELLON BANK, N.A., (the “Custodian”) a national banking association with its principal place of business at One Mellon Bank Center, Pittsburgh, PA 15258.

W I T N E S S E T H:

WHEREAS, the Fund is authorized to issue shares in separate series with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made the Series listed on Appendix D subject to this Agreement (each such series, together with all other series subsequently established by the Fund and made subject to the Agreement in accordance with the terms hereof, shall be referred to as a “Series” and collectively as the “Series”);

WHEREAS, the Fund and the Custodian desire to set forth their agreement with respect to the custody of the Series’ Assets and the processing of Securities transactions;

WHEREAS, the Board desires to delegate certain of its responsibilities for performing the services set forth in paragraphs (c)(1), (c)(2) and (c)(3) of Rule 17f-5 to the Custodian as a Foreign Custody Manager;

WHEREAS, the Custodian agrees to accept such delegation with respect to Assets, including those held by Foreign Custodians in the Selected Countries as set forth in jurisdictions listed on Appendix C as set forth in Article II; and

WHEREAS, the Fund desires to appoint the Custodian as, and the Custodian agrees to perform the function of, a Primary Custodian under Rule 17f-7;

NOW THEREFORE, the Fund and the Custodian agree as follows:

DEFINITIONS

The following words and phrases, unless the context requires otherwise, shall have the following meanings:

1. “Act”: the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.

2. “Agreement”: this agreement and any amendments.

3. “Assets”: any of the Series’ investments, including, without limitation, Securities, foreign currencies and investments for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Series’ transactions in such investments.

4. “Authorized Person”: any person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board to give Instructions on behalf of a Series which is listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time. Such Certificate shall include the name and signature of each Authorized Person, any limitation on the types of transactions which may be authorized by each such Authorized Person and the number of Authorized Persons whose authorization is required for a particular type of transaction.

5. “Board”: the Board of Directors of the Fund.

6. “Book-Entry System”: the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

7. “Business Day”: any day on which the Series, the Custodian, the Book-Entry System and appropriate clearing corporation(s) are open for business.

8. “Certificate”: any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of a Series by an Authorized Person or Persons designated by the Board to issue a Certificate.

9. “Eligible Securities Depository”: the meaning of the term set forth in Rule 17f7(b)(1), including the transnational securities handling systems, such as CEDEL, Euroclear, and Clearstream.

10. “Foreign Custodian”: (a) a banking institution or trust company incorporated or organized under the laws of a country other than the United States, that is regulated as such by the country’s government or an agency of the country’s government; (b) a majority-owned direct or indirect subsidiary of a U.S. Bank or bank-holding company; or (c) any entity other than a Securities Depository with respect to which exemptive or no-action relief has been granted by the Securities and Exchange Commission. For the avoidance of doubt, the term “Foreign Custodian” shall not include Euroclear, Clearstream, Bank One or any other transnational system for the central handling of securities or equivalent book-entries regardless of whether or not such entities or their service providers are acting in a custodial capacity with respect to Assets, Securities or other property of the Series.

11. “Instructions”: (i) all directions to the Custodian from an Authorized Person pursuant to the terms of this Agreement; (ii) all directions by or on behalf of the Fund to the Custodian in its corporate capacity (or any of its affiliates) with respect to contracts for foreign exchange; (iii) all directions by or on behalf of the Fund pursuant to an agreement with Custodian (or any of its affiliates) with respect to benefit disbursement services or information or transactional services provided via a web site sponsored by the Custodian (or any of its affiliates) (e.g., the “Workbench web site”) and (iv) all directions by or on behalf of the Fund pursuant to any other agreement or procedure between the Custodian (or any of its affiliates) and the Fund, if such agreement or procedure specifically provides that authorized persons thereunder are deemed to be authorized to give instructions under this Agreement. Instructions shall be in writing, by facsimile transmission, electronic transmission subject to the Custodian’s practices, or any other method specifically agreed to in writing by the Fund and Custodian, provided that the Custodian may, in its discretion, accept oral directions and instructions and may require confirmation in writing.

12. “Primary Custodian”: the Custodian shall be the Primary Custodian designated to perform the Information Services described in Article III hereof all within the meaning set forth in Rule 17f-7(b)(2).

13. “Prospectus”: a Series’ current prospectus and statement of additional information relating to the registration of the Shares under the Securities Act of 1933, as amended.

14. “Risk Analysis”: the analysis required under Rule 17f-7(a)(1)(i)(A) as further described in Article III hereof.

15. “Rules 17f-4, 17f-5 and 17f-7”: such Rules as promulgated under Section 17(f) of the Act, as such rules (and any successor rules or regulations) may be amended from time to time.

16. “Security” or “Securities”: bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodities, derivative investments and other investments from time to time owned by the Series.

17. “Securities Depository”: (1) a system for the central handling of securities as defined in Rule 17f-4, including any system for the handling of commercial paper for which the Custodian or Sub-Custodian may act as issuing and paying agent for the issuer and any other book-entry system maintained by an issuer of securities or its registrar or clearing agent; (2) Securities held in a Securities Depository may be registered in the name of the Custodian or Sub-Custodian, the Fund or a nominee of any of them, with or without any indication of fiduciary capacity, provided (i) the account in which the Securities are held does not include any assets of the Custodian or a Sub-Custodian, other than assets held as a fiduciary, custodian or otherwise for customers and (ii) the Custodian or Sub-Custodian maintains records identifying the Securities so held belonging to the Fund; and (3) Securities held in a Securities Depository shall be held subject to the agreement, rules, or statement of terms and conditions effective between the Custodian or Sub-Custodian and the Securities Depository, and the Custodian or Sub-Custodian shall provide the Fund with any report obtained on the Securities Depository’s accounting system, internal accounting control and procedures for safeguarding securities deposited within the system.

18. “Selected Countries”: the jurisdictions listed on Appendix C as such may be amended from time to time in accordance with Article II.

19. “Shares”: shares of each Series, however designated.

20. “Segregated Account”: an account established and maintained by the Custodian on its books for and on behalf of a Series, into which account may be transferred cash and/or investments, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), (ii) for purposes of segregating cash or investments in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any other procedures subsequently required under the Investment Company Act relating to the maintenance of segregated accounts by registered investment companies, and (iv) for any other purpose authorized by resolution of the Board of the Fund, with a certified copy thereof provided to the Custodian.

ARTICLE I. - CUSTODY PROVISIONS

1. Appointment of Custodian. Subject to the terms and conditions set forth herein, the Board appoints the Custodian as a custodian, and the Custodian accepts such appointment, with respect to all Assets the Fund causes to be delivered to the Custodian from time to time, all cash or other consideration received by the Fund with respect to the sale of such Assets, all cash consideration received in connection with the Fund’s issuance or sale of Fund shares of capital stock, and all payments of income and principal and distributions of capital received by the Fund with respect to its Assets.

2. Custody of Cash and Securities.

a. Receipt and Holding of Assets. The Series will deliver or cause to be delivered to the Custodian all Securities and monies owned by it at any time during the period of this Custody Agreement. The Custodian will not be responsible for such Securities and monies until actually received. The Board specifically authorizes the Custodian to hold Securities, Assets or other property of the Series with any domestic subcustodian, or Securities Depository, and Foreign Custodians or Eligible Securities Depositories in the Selected Countries as provided in Article II. Securities and monies of the Series deposited in a Securities Depository or Eligible Securities Depositories will be reflected in an account or accounts which include only assets held by the Custodian or a Foreign Custodian for its customers.

b. Disbursements of Cash and Delivery of Securities. The Custodian shall disburse cash or deliver out Securities only for the purposes listed below. Instructions must specify or evidence the purpose for which any transaction is to be made and the Series shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Series

(1) In payment for Securities purchased for the applicable Series;

(2) In payment of dividends or distributions with respect to Shares;

(3) In payment for Shares which have been redeemed by the applicable Series;

(4) In payment of taxes;

(5) When Securities are sold, called, redeemed, retired, or otherwise become payable;

(6) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

(7) Upon conversion of Securities pursuant to their terms into other securities;

(8) Upon exercise of warrants or subscription, purchase or other similar rights represented by Securities;

(9) For the payment of interest, management or supervisory fees, distributions or operating expenses;

(10) In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the applicable Series;

(11) In connection with any borrowings by the applicable Series or short sales of securities requiring a pledge of Securities, but only against receipt of amounts borrowed;

(12) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Series.

(13) For the purpose of redeeming Shares of the capital stock of the applicable Series and the delivery to, or the crediting to the account of, the Custodian or the applicable Series’ transfer agent, such Shares to be purchased or redeemed;

(14) For the purpose of redeeming in kind Shares of the applicable Series against delivery to the Custodian, its Subcustodian or the Customer Series’ transfer agent of such Shares to be so redeemed;

(15) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and a member of The National Association of Securities Dealers, Inc. (“NASD”), (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, (or the Commodity Futures Trading Commission or any registered contract market), regarding escrow or other arrangements in connection with transactions by the Fund. The Custodian will act only in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper requests for such return, except as otherwise provided in the aforesaid agreement among the Fund, the Custodian and the broker-dealer (or futures commission merchant);

(16) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

(17) Upon the termination of this Agreement; and

(18) For other proper purposes as may be specified in Instructions issued by an officer of the Fund which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a Certificate stating that the purpose is a proper purpose under the instruments governing the Fund.

c. Actions Which May be Taken Without Instructions. Unless an Instruction to the contrary is received, the Custodian shall:

(1) Subject to the provisions of Sections 2.e and 6.c and e hereof, collect and credit to the Fund’s custodial account on a timely basis all income and other payments with respect to registered and bearer securities to which the Fund shall be entitled, except that, with respect to income or payments due the Fund on investments loaned in accordance with a separate agreement between the Fund and the Custodian in its capacity as lending agent, collection thereof shall be in accordance with the terms of such agreement. With respect to payments on other investments loaned by the Fund, the Custodian shall have no duty or responsibility in connection therewith other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled ;

(2) Subject to the provisions of Section 2.e hereof, deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to their respective agents, for the purpose of exercise or sale, and deposit securities upon invitations for tenders thereof, and take all other necessary actions to comply with the terms of any mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of ownership promptly notifying the Fund of all such actions, and collecting all stock dividends, rights and other items of like nature in connection therewith.

(3) Surrender Securities in temporary form for definitive Securities;

(4) Hold directly, or through a Securities Depository with respect to Securities therein deposited, for the account of the applicable Series all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for that Series;

(5) Submit or cause to be submitted to the applicable Series or its investment advisor as designated by the Fund information actually received by the Custodian regarding ownership rights pertaining to property held for the applicable Series;

(6) Deliver or cause to be delivered any Securities held for the applicable Series in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

(7) Deliver or cause to be delivered any Securities held for the applicable Series to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

(8) Make or cause to be made such transfers or exchanges of the assets specifically allocated to the applicable Series and take such other steps as shall be stated in Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the applicable Series;

(9) Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Series;

(10) Deliver Securities owned by the applicable Series to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the

Series for monitoring or ascertaining any call, redemption or retirement dates with respect to the put bonds or similar instruments which are owned by the Series and held by the Custodian or its nominee where such dates are not published in sources routinely used by the Custodian. Nor shall the Custodian have any responsibility or liability to the Series for any loss by the Series for any missed payment or other default resulting therefrom unless the Custodian received timely notification from the Series specifying the time, place and manner for the presentment of any such put bond owned by the Series and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Series for the accuracy or completeness of any notification the Custodian may furnish to the applicable Series applicable Series with respect to put bonds or similar investments;

(11) Endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the applicable Series; and

(12) Execute any and all documents, agreements or other instruments as may be necessary or desirable for the accomplishment of the purposes of this Agreement.

d. Confirmation and Statements. Promptly after the close of business on each day, the Custodian shall furnish each Series with confirmations and a summary of all transfers to or from the account of the Series during the day. Where securities purchased by a Series are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian’s account on the books of a Securities Depository, the Custodian shall by book-entry or otherwise identify the quantity of those securities belonging to that Series. At least monthly, the Custodian shall furnish each Series with a detailed statement of the Securities and monies held for the Series under this Custody Agreement.

e. Registration of Securities. The Custodian is authorized to hold all Securities, Assets, or other property of each Series in nominee name, in bearer form or in book-entry form. The Custodian shall register any Securities, Assets or other property of each Series in the name of the Fund or the Series, in the name of the Custodian, any domestic subcustodian, or Foreign Custodian, in the name of any duly appointed registered nominee of such entity, or in the name of a Securities Depository or its successor or successors, or its nominee or nominees. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of a Securities Depository, any Securities which it may hold for the account of the applicable Series and which may from time to time be registered in the name of the Fund or the applicable Series. To the extent the Fund directs the Custodian to maintain Securities in “street name,” the Custodian shall attempt to timely collect income due the Fund on such securities and to notify the Fund of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

f. Segregated Accounts. Upon receipt of Instructions, the Custodian will, from time to time establish Segregated Accounts on behalf of the applicable Series to hold and deal with specified Assets as shall be directed.

g. Proxy Voting. The Custodian shall deliver to the Fund all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to Securities owned by the Fund that are received by the Custodian, any Sub-Custodian, or any nominee of either of them in sufficient quantity and in time for redelivery to all customers, and, upon receipt of Instructions, the Custodian shall execute and deliver, or cause the appropriate Sub-Custodian or nominee to execute and deliver, such proxies or other authorizations as may be permitted or required. Except as directed pursuant to Instructions, neither the Custodian nor any Sub-Custodian or nominee shall vote upon any such Securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto.

Although the Custodian shall be responsible for sending to the Fund all information pertaining to the relevant terms of a corporate action, which it in fact receives, it shall not be responsible for incorrect information it receives, or information it has not received, from industry-accepted third-party securities information vendors. The Custodian shall only be responsible for acting on Instructions with respect to a voluntary corporate action that are provided to it within reasonable time for it to act on such Instruction, provided, however, that the Custodian shall be required to communicate in writing any deadline it shall establish for receiving such Instruction from the Fund.

3. Settlement of Series Transactions.

a. Customary Practices. Settlement of transactions may be effected in accordance with trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Fund acknowledges that this may, in certain circumstances, require the delivery of cash or Securities (or other property) without the concurrent receipt of Securities (or other property) or cash. In such circumstances, the Custodian shall have no responsibility for nonreceipt of payments (or late payment) or nondelivery of Securities or other property (or late delivery) by the counterparty.

b. Contractual Income. Unless the parties agree to the contrary, the Custodian shall credit the applicable Series, in accordance with the Custodian’s standard operating procedure, with income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt. To the extent the Custodian credits income on contractual payment date, the Custodian may reverse such accounting entries to the contractual payment date if the Custodian reasonably believes that such amount will not be received.

c. Contractual Settlement. Unless the parties agree to the contrary, the Custodian will attend to the settlement of securities transactions in accordance with the Custodian’s standard operating procedure, on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent the Custodian settles certain securities transactions on the basis of contractual settlement date accounting, the Custodian may reverse to the contractual settlement date any entry relating to such contractual settlement if the Custodian reasonably believes that such amount will not be received.

4. Lending of Securities. The Custodian may lend the assets of the Series in accordance with the terms and conditions of a separate securities lending agreement, approved by the Fund.

5. Persons Having Access to Assets of the Series.

a. No trustee or agent of the Fund, and no officer, director, employee or agent of the Fund’s investment adviser, of any sub-investment adviser of the Fund, or of the Fund’s administrator, shall have physical access to the assets of the Series held by the Custodian or be authorized or permitted to withdraw any investments of the Series, nor shall the Custodian deliver any assets of the Series to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Fund’s investment adviser, with any sub-investment adviser of the Fund or with the Fund’s administrator shall have access to the assets of the Series.

b. Nothing in this Section 5 shall prohibit any duly authorized officer, employee or agent of the Fund, or any duly authorized officer, director, employee or agent of the investment adviser, of any sub-investment adviser of the Series or of the Series’ administrator, from giving Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Series prohibited by paragraph (a) of this Section 5.

6. Standard of Care; Scope of Custodial Responsibilities.

a. Standard of Care. (1) In carrying out the provisions of this Agreement, the Custodian shall be held to the exercise of reasonable care. The Custodian shall be liable for the acts and omissions of any Sub-Custodian which it appoints, but shall not be liable for any loss due to the insolvency of a Sub-Custodian unless Custodian was negligent in the selection or retention of such Sub-Custodian. As used in this Agreement, “reasonable care” shall mean the level of care which a professional custodian providing custody services to institutional investors would provide in light of the circumstances and events which reasonably influence its performance in the market where particular Securities are held or particular transactions are effected, including, without limitation, local market practices relating to securities settlement and safekeeping, and “negligence” shall mean the failure to exercise reasonable care as herein defined. The Custodian shall, subject to the provisions set forth in this Section 6, be responsible to the Fund for any direct losses, costs or expenses which the Fund incurs by reason of the Custodian’s negligence, bad faith or willful misconduct. The Custodian shall require that each agreement pursuant to which the Custodian appoints a Sub-Custodian on behalf of the Fund provide that the Sub-Custodian shall exercise reasonable care in the performance of its duties and to indemnify and hold harmless the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Sub-Custodian’s performance of its obligations under such agreement.

(2) The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

b. Scope of Duties. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

(1) The acts or omissions of any agent appointed pursuant to Instructions of the Fund or its investment advisor including, but not limited to, any broker-dealer or other entity to hold any Securities or other property of the Fund as collateral or otherwise pursuant to any investment strategy.

(2) The validity of the issue of any Securities purchased by the Series, the legality of the purchase thereof, or the propriety of the amount paid therefor;

(3) The legality of the sale of any Securities by the Series or the propriety of the amount for which the same are sold;

(4) The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

(5) The legality of the redemption of any Shares, or the propriety of the amount to be paid therefore;

(6) The legality of the declaration or payment of any distribution of the Series;

(7) The legality of any borrowing for temporary administrative or emergency purposes.

c. No Liability Until Receipt. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Series until the Custodian actually receives and collects such money.

d. Amounts Due from Transfer Agent. The Custodian shall not be required to effect collection of any amount due to the Series from the Series’ transfer agent nor be required to cause payment or distribution by such transfer agent of any amount paid by the Custodian to the transfer agent.

e. Collection Where Payment Refused. Subject to providing notice of the situation to the Fund, the Custodian shall not be required to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until it shall be directed to take such action and it shall be assured to its satisfaction of reimbursement of its related costs and expenses.

f. No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Series are such as may properly be held by the Series under the provisions of its governing instruments or Prospectus.

g. Reliance on Instructions. The Custodian shall be entitled to rely upon any Instruction, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by an Authorized Person of the Series. Where the Custodian is issued Instructions orally, the Series acknowledge that if written confirmation is requested, the validity of the transactions or enforceability of the transactions authorized by the Series shall not be affected if such confirmation is not received or is contrary to oral Instructions given. Subject to its duty to exercise reasonable care in the performance of its duties under this Agreement, the Custodian shall be fully protected in acting in accordance with all such Instructions. The Custodian shall be under no duty to question any direction of an Authorized Person with respect to the portion of the account over which such Authorized Person has authority, to review any property held in the account, to make any suggestions with respect to the investment and reinvestment of the assets in the account, or to evaluate or question the performance of any Authorized Person. The Custodian shall not be responsible or liable for any diminution of value of any securities or other property held by the Custodian or its subcustodians pursuant to Instructions.

7. Appointment of Subcustodians. The Custodian is hereby authorized to appoint one or more domestic subcustodians (which may be an affiliate of the Custodian) to hold Securities and monies at any time owned by the Series. The Custodian is also hereby authorized when acting pursuant to Instructions to: 1) place assets with any Foreign Custodian located in a jurisdiction which is not a Selected Country and with Euroclear, Clearstream, Banc One or any other transnational depository; and 2) place assets with a broker or other agent as subcustodian in connection with futures, options, short selling or other transactions. When acting pursuant to such Instructions, the Custodian shall not be liable for the acts or omissions of any subcustodian so appointed.

8. Overdraft Facility and Security for Payment. In the event that the Custodian receives Instructions to make payments or transfers of monies on behalf of the Series for which there would be, at the close of business on the date of such payment or transfer, insufficient monies held by the Custodian on behalf of the Series, the Custodian may, in its sole discretion, provide an overdraft (an “Overdraft”) to the Series in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Series and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Series at a rate agreed upon from time to time, by the Custodian and the Series or, in the absence of specific agreement, by such rate as charged to other customers of Custodian under procedures uniformly applied. The Custodian and the Series acknowledge that the purpose of such Overdraft is to temporarily finance the purchase of Securities for prompt delivery in accordance with the terms hereof, to meet unanticipated or unusual redemptions, to allow the settlement of foreign exchange contracts or to meet other unanticipated Series expenses. The Custodian shall promptly notify the Series (an “Overdraft Notice”) of any Overdraft. To secure payment of any Overdraft, the Series hereby grant to the Custodian a continuing security interest in and right of setoff against the Securities and cash in the Series’ account from time to time in the full amount of such Overdraft. Should the Series fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available cash in the Series’ account and to liquidate Securities in the account as necessary to meet the Series’ obligations under the Overdraft. In any such case, and without limiting the foregoing, the Custodian shall be entitled to take such other actions(s) or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the Pennsylvania Uniform Commercial Code or any other applicable law.

9. Tax Obligations. For purposes of this Agreement, “Tax Obligations” shall mean taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses. To the extent that the Custodian has received relevant and necessary information with respect to the account, the Custodian shall perform the following services with respect to Tax Obligations:

a. The Custodian shall file claims for exemptions or refunds with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate;

b. The Custodian shall withhold appropriate amounts, as required by U.S. tax laws, with respect to amounts received on behalf of nonresident aliens; and

c. The Custodian shall provide to the Fund or the Authorized Person such information received by the Custodian which could, in the Custodian’s reasonable belief, assist the Fund or the Authorized Person in the submission of any reports or returns with respect to Tax Obligations. The Fund shall inform the Custodian in writing as to which party or parties shall receive information from the Custodian.

The Custodian shall provide such other services with respect to Tax Obligations, including preparation and filing of tax returns and reports and payment of amounts due (to the extent funded), as requested by the Fund and agreed to by the Custodian in writing. The Custodian shall have no independent obligation to determine the existence of any information with respect to, or the extent of, any Tax Obligations now or hereafter imposed on the Fund or the account by any taxing authority. Except as specifically provided herein or agreed to in writing by the Custodian, the Custodian shall have no obligations or liability with respect to Tax Obligations, including, without limitation, any obligation to file or submit returns or reports with any taxing authorities.

In making payments to service providers pursuant to Instructions, the Fund acknowledges that the Custodian is acting as a paying agent and not as the payor, for tax information reporting and withholding purposes.

ARTICLE II. - FOREIGN CUSTODY MANAGER SERVICES

1. Delegation. The Board delegates to, and the Custodian hereby agrees to accept responsibility as the Fund’s Foreign Custody Manager for selecting, contracting with and monitoring Foreign Custodians in Selected Countries set forth in Appendix C in accordance with Rule 17f-5(c).

2. Changes to Appendix C. Appendix C may be amended by written agreement from time to time to add or delete jurisdictions by written agreement signed by an Authorized Person of the Fund and the Custodian, but the Custodian reserves the right to delete jurisdictions upon reasonable notice to the Series. Any addition to Appendix C shall require the authorization of the Board by resolution, a certified copy of which shall be provided to the Custodian.

3. Reports to Board. Custodian shall provide written reports notifying the Board of the placement of Assets with a particular Foreign Custodian and of any material change in a Series’ foreign custody arrangements. Such reports shall be provided to the Board quarterly, except as otherwise agreed by the Custodian and the Fund.

4. Monitoring System. In each case in which the Custodian has exercised delegated authority to place Assets with a Foreign Custodian, the Custodian shall establish a system, to re-assess or re-evaluate selected Foreign Custodians, at least annually in accordance with Rule 17f-5(c)(3).

5. Standard of Care. In exercising the delegated authority under this Article II of the Agreement, the Custodian agrees to exercise reasonable care, as defined in Section 6.a of Article I of this Agreement. Contracts with Foreign Custodians shall provide for reasonable care for Assets based on the standards discussed in Section 3 of Article IV of this Agreement.

6. Use of Securities Depositories. In exercising its delegated authority, the Custodian may assume that the Series and its investment adviser have determined, pursuant to Rule 17f-7, that the depository provides reasonable safeguards against custody risks, if a Series decides to place and maintain foreign assets with any Securities Depository as to which the Custodian has provided the Fund on behalf of such Series with a Risk Analysis.

ARTICLE III. - INFORMATION SERVICES

1. Risk Analysis. The Custodian will provide the Fund on behalf of the Series with a Risk Analysis with respect to Securities Depositories operating in the countries listed in Appendix C at least annually. If the Custodian is unable to provide a Risk Analysis with respect to a particular Securities Depository, it will notify the Fund on behalf of the Series. If a new Securities Depository commences operation in one of the Appendix C countries, the Custodian will provide the Fund on behalf of the Series with a Risk Analysis in a reasonably practicable time after such Securities Depository becomes operational. If a new country is added to Appendix C, the Custodian will provide the Fund on behalf of the Series with a Risk Analysis with respect to each Securities Depository in that country within a reasonably practicable time after the addition of the country to Appendix C.

2. Monitoring of Securities Depositories. The Custodian will monitor the custody risks associated with maintaining assets with each Securities Depository for which it has provided the Fund on behalf of the Series with a Risk Analysis as required under Rule 17f-7. The Custodian will promptly notify the Fund on behalf of the Series or its investment adviser of any material change in these risks.

3. Use of Agents. The Custodian may employ agents, including, but not limited to Foreign Custodians, to perform its responsibilities under Sections 1 and 2 above.

4. Exercise of Reasonable Care. The Custodian will exercise reasonable care, as defined in Section 6.a of Article I of this Agreement. With respect to the Risk Analyses provided or monitoring performed by an agent, the Custodian will exercise reasonable care in the selection of such agent, and shall be entitled to rely upon information provided by agents so selected in the performance of its duties and responsibilities under this Article III subject to the limitations of Section 5 of this Article III.

5. Liabilities and Warranties. In performing its duties under this Article III, the Custodian may rely on reasonable sources of information as may be available. It is acknowledged that information procured through third party sources may not be independently verifiable by the Custodian. Accordingly, the Custodian shall not be responsible to the Fund for errors or omissions in its duties under this Article III, provided that it has performed its monitoring and assessment duties with reasonable care.

ARTICLE IV. - GENERAL PROVISIONS

1. Compensation.

a. The Fund will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in a separate Fee Schedule which schedule may be modified by the Custodian upon not less than sixty days prior written notice to the Fund. If the Fund notifies the Custodian within the sixty day period that it is terminating this Agreement, the Fee Schedule then in effect shall remain in effect through the date of termination notwithstanding any notice of modification thereof, provided the effective date of termination is not more than one hundred twenty (120) days from the date of the notice of fee modification.

b. The Custodian will bill the Fund as soon as practicable after the end of each calendar month. The Fund will promptly pay to the Custodian the amount of such billing.

c. If not paid directly or timely by the Fund, the Custodian may charge against assets held on behalf of the Series compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to this Agreement. The Custodian shall also be entitled to charge against assets of the Series the amount of any loss, damage, liability or expense incurred with respect to the Series, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses which the Custodian may charge include, but are not limited to, the expenses of domestic subcustodians and Foreign Custodians incurred in settling transactions.

2. Insolvency of Foreign Custodians. The Custodian shall be responsible for losses or damages suffered by the Series arising as a result of the insolvency of a Foreign Custodian only to the extent that the Custodian failed to comply with the standard of care set forth in Article II with respect to the selection and monitoring of such Foreign Custodian.

3. Liability for Depositories.

a. The Custodian shall not be responsible for any losses resulting from the deposit or maintenance of Securities, Assets or other property of a Series with a Securities Depository.

b. The Custodian shall be liable to the fund for any loss or damage to the Fund resulting from use of a Securities Depository by reason of any negligence, bad faith or willful misconduct of the Custodian or any of its agents, officers or employees. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities Depository or any other person which either of them may have as a consequence of any such loss, expense or damage if and to the extent that the Fund has not been made whole for any such loss, expense or damage.

4. Damages. Under no circumstances shall the Custodian be liable for any indirect, consequential or special damages with respect to its role as Foreign Custody Manager, Custodian or Primary Custodian.

5. Limitation of Liability; Indemnification.

a. Indemnification by Fund. The Fund shall indemnify and hold the harmless the Custodian from and against any loss, damage, cost, expense (including reasonable attorneys’ fees), liability or claim arising from: (i) the registration of Securities consistent wit the requirements of this Agreement; (ii) the title, validity or genuineness of any property or evidence of title thereto received by the Custodian or delivered by it pursuant to this Agreement; (iii) any action or inaction by the Custodian consistent with Instructions received from the Fund; and (iv) the performance of its obligations under this Agreement provided that the Custodian shall not be indemnified and held harmless from any such loss, damage, cost, expense, liability or claim arising from the Custodian’s negligence, bad faith or willful misconduct. If the Fund requires the Custodian to take any action with respect to investments, which involves the payment of money or may, in the reasonable opinion of the Custodian, result in the Custodian being liable for the payment of money or incurring liability in some other form, the Custodian shall not be required to take such action until the Fund shall have provided indemnity therefore to the Custodian in an amount and form satisfactory to the Custodian.

b. Conditions to Indemnification by Fund. In order for the indemnification provisions contained in this section to apply, the Custodian agrees to fully advise the Fund of all pertinent facts concerning any situation that is the subject of a request for indemnification or with respect to which there is a reasonable likelihood that it may give rise to such a request.

6. Force Majeure. The Custodian shall maintain reasonable backup systems, databases, sites and reasonably sufficient procedures to mitigate the disruption of services under this Agreement and protect, keep safe and preserve Assets held hereunder in the event of an emergency or disaster, and shall at all times maintain adequate insurance coverage to satisfy all of its reasonably foreseeable liabilities under this Agreement. Notwithstanding anything in this Agreement to the contrary contained herein, the Custodian shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the account resulting from any event beyond the reasonable control of the Custodian, its agents or subcustodians. This provision shall survive the termination of this Agreement; provided, however, that in the event of any such event or circumstance, the Custodian (i) shall not discriminate against the Fund in favor of any other customer of the Custodian in making computer time and personnel available to perform services under this Agreement and (ii) shall use reasonable efforts to mitigate the adverse effects of such event or circumstance to the Fund.

7. Termination.

a. Either party may terminate this Agreement by giving the other party one hundred twenty (120) days notice in writing, specifying the date of such termination. In the event notice is given by the Fund, it shall be accompanied by a Certificate evidencing the vote of the Fund’s Board to terminate this Agreement and designating a successor.

b. In the event notice of termination is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a Certificate evidencing the vote of the Board designating a successor custodian. In the absence of such designation, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the Act or the Series. If the Fund fails to designate a successor custodian, the Fund shall, upon the date specified in the notice of termination, and upon the delivery by the Custodian of all Securities and monies then owned by the Series, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and or the Series responsibilities under this Agreement other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Series.

c. Upon termination of the Agreement, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, deliver to the successor all Securities and monies then held by the Custodian on behalf of the Series, after deducting all fees, expenses and other amounts owed.

d. In the event of a dispute following the termination of this Agreement, all relevant provisions shall be deemed to continue to apply to the obligations and liabilities of the parties.

e. The Custodian agrees to cooperate with the Fund and any successor custodian in executing documents and performing such other actions necessary or desirable in order to transfer custodial responsibilities to the successor custodian.

8. Books and Records.

a. Maintenance of Records. The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the Act, with particular attention to Section 31 thereof and Rules 31 a-1 and 31 a-2 thereunder. All such records shall be the property of the Fund but the Custodian may retain a copy of all records. At the Fund’s reasonable request, the Custodian shall supply the Fund with a tabulation of Assets owned by the Fund.

b. Inspection of Records. The books and records of the Custodian shall be open to inspection and audit at reasonable times by duly authorized employees, officers and auditors employed by the Fund at its own expense and with prior written notice to the Custodian.

9. Confidentiality.

a. Confidential Information. As used in this Agreement, “Confidential Information” shall mean any and all information, data and material regarding or relating to the business or affairs of the Fund, including, without limitation, financial information and information relating to Securities held by the Funds. Confidential Information does not include information that: (i)

is or becomes known to the public without fault or breach of the recipient; (ii) information that the Fund regularly discloses to third parties without restriction on disclosure; and (iii) information that the recipient obtains from a third party without restriction on disclosure and without breach of a non-disclosure obligation.

b. Permitted Use of Confidential Information. The Custodian agrees that it shall treat confidentially, and not disclose to third parties without the consent of the Fund except as permitted by this Agreement, all Confidential Information it receives or has access to and will maintain a secure system for handling Confidential Information and exercise at least the degree of care that it exercises with respect to its own confidential information that it desires not to be disclosed to any third party. The Custodian further agrees that it will restrict disclosure of Confidential Information solely to those of its employees or agents with a need to know and who agree to treat Confidential Information confidentially in accordance with policies and procedures established by the Custodian for the purpose of satisfying the confidentiality provisions of this Agreement.

c. Prohibited Use of Confidential Information. The Custodian acknowledges and agrees that the Custodian and its employees or agents who receive or have access to Confidential Information are prohibited from using such information for any purpose other than to perform the services under this Agreement, and further agrees that they are expressly prohibited from trading securities on the basis of that information or to communicating such information to others in violation of the federal securities laws prohibiting insider trading. The Custodian further agrees to follow procedures reasonably designed to ensure that users understand and comply with these prohibitions.

d. Certification. The Custodian hereby certifies that it has appropriate procedures and systems in place that are reasonably designed to protect, secure and prevent the misuse of Confidential Information to which it and its employees and agents have access, and that it shall maintain such procedures and systems throughout the term of this Agreement.

e. Notice. The Custodian agrees to promptly notify the Fund of any loss, misplacement or impermissible use of Confidential Information. In the event the Custodian is directed by valid court order or other judicial or administrative process to disclose Confidential Information, the Custodian agrees to provide the Fund with prompt notice of such order or process so that the Fund may seek a protective order or other appropriate remedy.

f. Survival of Obligation. The Custodian agrees that its obligations with respect to Confidential Information shall survive the termination of this Agreement.

10. Miscellaneous.

a. Appendix A is a Certificate signed by the Secretary of the Fund setting forth the names and the signatures of Authorized Persons. The Fund shall furnish a new Certificate when the list of Authorized Persons is changed in any way. Until a new certification is received, the Custodian shall be fully protected in acting upon Instructions from Authorized Persons as set forth in the last delivered Certificate.

b. Appendix B is a Certificate signed by the Secretary of the Fund setting forth the names and the signatures of the principal officers of the Fund. The Fund agrees to furnish to the Custodian a new Certificate when any changes are made. Until a new Certificate is received, the Custodian shall be fully protected in relying upon the last delivered Certificate.

c. Except in the case of Instructions, any required written notice or other instrument shall be sufficiently given if addressed to the Custodian or the Fund as the case may be and delivered to it at its offices at:

The Custodian:

Mellon Bank, N.A.

135 Santilli Highway

Everett, MA 02149

Attn: Candice Walker

Telephone No.: 617-382-2629

Fax: 617-382

Email: walker.cl@mellon.com

The Fund:

Northwestern Mutual Series Fund, Inc..

720 East Wisconsin Avenue

Milwaukee, WI 53202

Attn: Mark G. Doll, President

Fax: 414-625-2443

Northwestern Mutual

720 East Wisconsin Avenue

Milwaukee, WI 53202

Attn: Michael W. Zielinski, Esq.

Fax: 414-625-6103

or at such other place as the parties may from time to time designate to the other in writing.

d. This Agreement may not be amended or modified except by a written agreement executed by both parties.

e. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund authorized or approved by a vote of the Board, provided, however, that the Custodian may assign the Agreement or any function thereof to any corporation or entity which directly or indirectly is controlled by, or is under common control with, the Custodian and any other attempted assignment without written consent shall be null and void; provided that such corporation or entity shall have materially the same financial strength as Custodian.

f. Nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

g. The Custodian represents that it is a U.S. Bank within the meaning of paragraph (a)(7) of Rule 17f-5.

h. The Fund acknowledges and agrees that, except as expressly set forth in this Agreement, the Fund is solely responsible to assure that the maintenance of the Series’ Securities and cash hereunder complies with applicable laws and regulations, including without limitation the Act and the rules and regulations promulgated thereunder and applicable interpretations thereof or exemptions therefrom. The Fund represents that it has determined that it is reasonable to rely on Custodian to perform the responsibilities delegated pursuant to this Agreement,

i. This Agreement shall be construed in accordance with the laws of The Commonwealth of Pennsylvania.

j. The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

k. Each party represents to the other that it has all necessary power and authority, and has obtained any consent or approval necessary to permit it, to enter into and perform this Agreement and that this Agreement does not violate, give rise to a default or right of termination under or otherwise conflict with any applicable law, regulation, ruling, decree or other governmental authorization or any contract to which it is a party or by which any of its assets is bound. The parties have received and read the “Customer Identification Program Notice”, a copy of which is attached to this Agreement as Exhibit A.

l. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

m. In connection with the operation of this Agreement, the Custodian and the Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to the Fund as may be in their joint opinion consistent with the general tenor of this Agreement provided any such interpretative or additional provisions are annexed hereto and further provided they are not in contravention of the Fund’s governing documents or applicable law. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

n. The Custodian shall provide the Fund with such reports as the Fund may reasonably request from time to time, but not less frequently than annually, on the internal accounting controls, policies and procedures for safeguarding Assets held under this Agreement and for compliance with applicable provisions of the Act and other federal securities laws within the meaning of Rule 38a-1 under the Act, which are employed by the Custodian or any Sub-Custodian appointed under Section 7 of Article I of this Agreement to the extent such reports are made available to the Custodian.

o. If any provision of this Agreement is or at any time becomes unenforceable, inconsistent with or invalid under any present or future applicable law, such provision shall be deemed to be superseded or modified to conform to such applicable law or shall be null and void, but in all other respects, this Agreement shall continue in full force and effect.

p. The Custodian agrees to grant the Fund limited access to its Custody Management System (“CMS”). The Fund agrees to use the user ID granted to it solely in connection with this Agreement. The Fund agrees not to (i) attempt to exceed the authority granted to it, or (ii) attempt unauthorized viewing of information or network transactions, and that any and all information obtained from the use of CMS which does not relate to its own transactions and holdings under this Agreement obtained from use of CMS either inadvertently or from unauthorized use will be kept confidential by the Fund, and if in physical form will be returned to the Custodian, and if in the form of data will be destroyed. The Fund further agrees to provide immediate notice to the Custodian of any unauthorized use of CMS and any unauthorized or unintentional access to or misuse of the Custodian’s information of which the Fund becomes aware.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.

NORTHWESTERN MUTUAL SERIES FUND, INC.

By:
Name:	Mark G. Doll
Title:	President

MELLON BANK, N.A.

By:
Name:
Title:

APPENDIX A

LIST OF AUTHORIZED PERSONS

I, Merrill C. Lundberg, the Secretary of Northwestern Mutual Series Fund, Inc., a corporation organized under the laws of the State of Maryland (the “Fund”), do hereby certify that:

The individuals on the next page (labeled “List of Authorized Persons Signature Specimens”) have been duly authorized as Authorized Persons to give Instructions on behalf of the Fund and each Series thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures.

LIST OF AUTHORIZED PERSONS

SIGNATURE SPECIMENS

Name		Signature

Don Forecki		DON FORECKI

Joan Clark-Gunia		JOAN CLARK-GUNIA

Barb Loos		BARB LOOS

Jaime Loppnow		JAIME LOPPNOW

Scott Garncarz		SCOTT GARNCARZ

Nancy Loferski		NANCY LOFERSKI

	By:	MERRILL C. LUNDBERG
Merrill C. Lundberg
	Title:	Secretary

	Dated:	May 24, 2004

APPENDIX B

FUND OFFICERS

I, Merrill C. Lundberg, the Secretary of Northwestern Mutual Series Fund, Inc., a corporation organized under the laws of the State of Maryland (the “Fund”), do hereby certify that:

The following individuals serve in the following positions with the Series and each individual has been duly elected or appointed to each such position and qualified therefore in conformity with the Fund’s governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name	Position		Signature
Edward J. Zore	Chairman of the Board		/s/ EDWARD J. ZORE

Mark G. Doll	President		/s/ MARK G. DOLL

Walter M. Givler	Treasurer		/s/ WALTER M. GIVLER

Merrill C. Lundberg	Secretary		/s/ MERRILL C. LUNDBERG

Patricia Van Kampen	Vice President and Investment Officer		/s/ PATRICIA VAN KAMPEN

Jefferson V. De Angelis	Vice President and Investment Officer		/s/ JEFFERSON V. DE ANGELIS

		By:	/s/ MERRILL C. LUNDBERG
		Secretary	Merrill C. Lundberg

		Dated:	May 24, 2004

APPENDIX C

SELECTED COUNTRIES

ARGENTINA

AUSTRALIA

AUSTRIA

BAHRAIN

BANGLADESH

BELGIUM

BERMUDA

BOTSWANA

BRAZIL

BULGARIA

CANADA

CHILE

CHINA/SHENZHEN

CHINA/SHANGHAI

CLEARSTREAM

COLOMBIA

CROATIA

CZECH REPUBLIC

DENMARK

EGYPT

ESTONIA

EUROCLEAR

FINLAND

FRANCE

GERMANY

GHANA

GREECE

HONGKONG

HUNGARY

ICELAND

INDIA

INDONESIA

IRELAND

ISRAEL

ITALY

JAPAN

JORDAN

KAZAKHSTAN

KENYA

LEBANON

LUXEMBOURG

MALAYSIA

MAURITIUS

MEXICO

MOROCCO

THE NETHERLANDS

NEW ZEALAND

NORWAY

OMAN

PAKISTAN

PANAMA

PERU

THE PHILIPPINES

POLAND

PORTUGAL

ROMANIA

RUSSIA

SINGAPORE

SLOVAKIA

SLOVENIA

SOUTH AFRICA

SOUTH KOREA

SPAIN

SRI LANKA

SWEDEN

SWITZERLAND

TAIWAN

THAILAND

TURKEY

UGANDA

UKRAINE

UNITED KINGDOM

UNITED STATES

URUGUAY

VENEZUELA

VIETNAM

ZAMBIA

ZIMBABWE

“*Note, Custodian will not act as a Foreign Custody Manager with respect to assets held in this country. Holding assets and use of Mellon’s usual subcustodian in this country is subject to Instructions by the Fund and its execution of a separate letter-agreement pertaining to custody and market risks.”

APPENDIX D

List of Funds

(Effective May 26, 2004)

Select Bond Portfolio

Balanced Portfolio (only with respect to holdings of government bonds)

EXHIBIT A

CUSTOMER IDENTIFICATION PROGRAM NOTICE

MELLON

CUSTOMER IDENTIFICATION PROGRAM NOTICE

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW

ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, all financial institutions are required by law to obtain, verify and record information that identifies each individual or entity that opens an account.

What this means for you: When you open an account, we will ask you for your name, address, taxpayer or other government identification number and other information, such as date of birth for individuals, that will allow us to identify you. We may also ask to see identification documents such as a driver’s license, passport or documents showing existence of the entity.

Rev. 09/03